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                                                      EXHIBIT 10(G)







                                  EXHIBIT G

SERVICE GUARANTY AGREEMENT


        THIS SERVICE GUARANTY AGREEMENT (this "GUARANTY") is executed and delivered as of the 16th day of December, 1992 by Peoples Energy Corporation, an Illinois corporation ("PEOPLES ENERGY"), whose address is 122 South Michigan Avenue, Chicago, Illinois and Trigen Energy Corporation, a Delaware corporation ("TRIGEN ENERGY"), whose address is 1 Water Street, White Plains, New York 10601 (Peoples Energy and Trigen Energy are herein collectively referred to as the "UNDERSIGNED") under the following circumstances:

     A. Pursuant to that certain Development and Energy Service Agreement dated December 16, 1992 (the "CONTRACT") by and between the Metropolitan Pier and Exposition Authority, a municipal corporation and body politic existing under the laws of the State of Illinois, ET SEQ., as amended (the "AUTHORITY") and Trigen-Peoples District Energy Company, an Illinois general partnership (the "Company"), the Company has agreed to undertake the obligations set forth in the Contract.

     B. The sole general partners in the Company are Peoples District Energy Corporation, an Illinois corporation and a wholly-owned subsidiary of Peoples Energy and Trigen-Chicago District Energy Corporation, a Delaware corporation and a wholly-owned subsidiary of Trigen Energy.

     C. As a condition precedent to the Authority's agreeing to enter into the Contract, Peoples Energy and Trigen Energy agreed that they would deliver this Guaranty of the Company's obligations under the Contract and the Company's obligations under any other document or instrument executed by the Company in connection with the Contract (except for those obligations set forth in Article 2 of the Contract and all other applicable provisions in the Contract which relate solely to Completion of the Work and the Company's obligations in respect thereof, collectively referred to herein as the "CONSTRUCTION OBLIGATIONS").

     D. Terms used herein and not otherwise defined shall have the respective meanings given such terms in the Contract.

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     Now therefore, in consideration of the Contract, and for other good and valuable considerations the receipt and sufficiency of which are hereby irrevocably acknowledged by the Undersigned, the Undersigned agree as follows:

     1. THE GUARANTY. Subject to SECTIONS 2, 19 and 20 of this Guaranty, the Undersigned hereby jointly and severally undertake and guarantee that (i) the Company will fully and timely perform all of its covenants and satisfy all of its liabilities and obligations contained in the Contract or any other document or instrument executed by the Company in connection therewith, except for the Construction Obligations; provided, however, that the Undersigned shall have no obligation hereunder until the Authority has drawn all amounts available under the Letter of Credit and (ii) that they will indemnify, defend and hold harmless the Authority from and against any and all loss, cost, damage, liability, claim or expense the Authority may suffer by reasons of the Undersigned's failure to comply with the terms of this Guaranty.

     In the event that the Authority exercises its Purchase Option pursuant to
Section 9.1 of the Contract and the Company and the Authority enter into an Operating Agreement pursuant thereto, the term "Contract" hereunder shall automatically be amended to mean the Operating Agreement.

     In the event that the Authority exercises its option to purchase the Authority Service System upon a Company Default pursuant to Section 8.3.3 of the Contract, this Guaranty shall continue with respect to the Company's obligations
(i) relating to its ownership, operation, maintenance repair and replacement of the Common Facilities (as such term is defined in Exhibit C to the Site Lease) for which the Company is responsible pursuant to Exhibit C of the Site Lease,
(ii) to pay Rent (as such term is defined in Exhibit C to the Site Lease), and
(iii) to make all other payments that may be due to the Authority, from time to time, under the terms of the Site Lease.

     2. LETTER OF CREDIT. The Undersigned agree to cause the Company to deliver to the Authority the Letter of Credit, to reinstate the Letter of Credit, and to provide replacements or extensions thereto all in accordance with the terms and provisions of Section 3.13.9 of the Contract.

     In the event of a Company Insolvency, the Undersigned acknowledge and agree that the Authority has the right and option under the Contract to draw upon the Letter of Credit. In the event the Authority so draws upon the Letter of Credit, the Undersigned shall, within fifteen (15) days after receipt of written notice from the Authority so advising the Undersigned, deliver to the Authority an unconditional letter of credit in the form of Exhibit F to the Contract in the face amount of $4 Million (a "GUARANTORS'

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LETTER OF CREDIT"), which Guarantors' Letter of Credit may be drawn upon from time to time by the Authority, up to a maximum amount of $4 Million, in accordance with the provisions set forth in Section 3.13.9 of the Contract. The Undersigned shall have no obligation to reinstate the Guarantors' Letter of Credit to the original face amount thereof upon any draw thereunder by the Authority, provided the Undersigned shall be obligated to provide the Authority with such extensions to or renewals of such Guarantors' Letter of Credit (in the same form as the original Guarantors' Letter of Credit) as may be necessary to keep the undrawn portion of the Guarantors' Letter of Credit in full force and effect until fully drawn upon by the Authority. Provided the Undersigned so deliver and renew or extend the Guarantors' Letter of Credit and shall deliver the payment provided for in SECTION 21 hereof, the Undersigned's guaranty of the Letter of Credit obligations set forth in
Section 3.13.9 of the Contract, and all liabilities and obligations of the Undersigned in connection therewith, shall terminate upon the occurrence of a Company Insolvency.

     In the event, however, that the Authority has not, within thirty (30) days after the occurrence of a Company Insolvency, drawn upon the Company
Letter of Credit, or in the event that an Approved Operator (as such term is defined in the form of Consent and Agreement set forth as Exhibit H to the Contract) is installed in the Plant in lieu of the Company (whether pursuant to a Company Insolvency or the enforcement of any lender remedies) or any other operator is installed in the Plant due to enforcement of the Authority remedies under the Development and Energy Service Agreement, then in any of such events, the Authority shall not thereafter draw upon the Company Letter of Credit provided that on or before the date which is fifteen (15) days thereafter, the Undersigned shall have delivered to the Authority a Guarantors' Letter of Credit (in the face amount of $4 Million) and, simultaneously therewith, and as a condition to receiving such Guarantors' Letter of Credit, the Authority shall deliver to the Undersigned the Company's Letter of Credit then being held by the Authority. Thereafter, the Guarantors' Letter of Credit shall be drawn upon, reinstated and renewed or extended in accordance with the provisions of Section
3.13.9 of the Contract, until such time as the Authority shall have drawn an aggregate of $8 Million under the Guarantors' Letter of Credit. Provided the Undersigned comply with the provisions of this paragraph and provided, in the case of a Company Insolvency, the Undersigned deliver the payment provided for in SECTION 21 hereof, the Undersigned's guaranty of the Letter of Credit obligations set forth in Section 3.13.9 of the Contract shall terminate upon the delivery to the Authority of the original Guarantors' Letter of Credit provided for in this paragraph. Nothing in the foregoing shall, however, in any way limit the obligations of the Company (or of any Approved Operator succeeding to the Company's obligations) under Section 3.13.9 of the Contract.

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     The Undersigned's obligation with respect to this SECTION 2 shall not be subject to the limitations or provisions of SECTION 20


     3. INTEREST ON UNPERFORMED OBLIGATIONS. The Undersigned agree to pay to the Authority interest at the interest rate of 3% per annum plus the rate of interest most recently announced, form time to time, as the Corporate Base Rate of The First National Bank of Chicago, on any unperformed payment obligations of the Undersigned. Such interest shall be payable for the period commencing with each such advance by the Authority to and including the repayment of such advance. The Undersigned's obligation to pay interest pursuant to this SECTION 3, shall not be subject to the limitations or provisions of SECTION 20.

     4. REPRESENTATIONS AND WARRANTIES. Each of the Undersigned makes with respect to itself only, the following representations and warranties to the Authority to the best of their knowledge and judgment and the Undersigned acknowledge that the Authority intends to enter into the Contract in reliance thereon:

     (a) None of the Undersigned is in default under any agreement to which it is a party, the effect of which will materially impair performance by the Undersigned of their obligations pursuant to and as contemplated by the terms of this Guaranty, and neither the execution and delivery of this Guaranty nor compliance with the terms and provisions hereof (i) will violate any presently existing provision of law or any presently existing regulation, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality; or (ii) will conflict or will be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under (with an effect that will materially impair performance by the Undersigned of their obligations pursuant to and as contemplated by the terms of this Guaranty) , any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind that creates, represents, evidences or provides for any lien, charge or encumbrance upon any of the property or assets of the Undersigned, or any thereof, or any other indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which the Undersigned is a party or by which any of the property of the Undersigned may be subject to, or in the event of any such conflict, the required consent or waiver of the other party or parties thereto has been valid granted, is in full force and effect and is valid and sufficient therefor;

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     (b)  There are no actions, suits or proceedings pending or threatened against the Undersigned before any court or any governmental, administrative, regulatory, adjudicatory or arbitrational body or agency of any kind that will (if adversely determined) materially adversely affect performance by such Undersigned of its obligations pursuant to and as contemplated by the terms and provisions of this Guaranty;

     (c) Peoples Energy is a duly organized, validly existing corporation under the laws of the State of Illinois and is in good standing in the State of Illinois, and has requisite authority to execute, deliver and perform its obligations under this Guaranty pursuant to the terms and provisions of this Guaranty and has executed and delivered this Guaranty pursuant to proper authority duly granted; Peoples District Energy Corporation is a wholly-owned subsidiary of Peoples Energy;

     (d) Trigen Energy is a duly organized, validly existing corporation under the laws of the State of Delaware and is in good standing in the States of Delaware and New York, and has requisite authority to execute, deliver and perform its obligations under this Guaranty pursuant to the terms and provisions of this Guaranty and has executed and delivered this Guaranty pursuant to proper authority duly granted; Trigen-Chicago District Energy Corporation is a wholly-owned subsidiary of Trigen Energy;

     (e) The Undersigned are deriving a material financial benefit from the entering into of the Contract by the Company and the Authority has given sufficient consideration to the Undersigned by entering into the Contract; and

     (f) Each obligation under this Guaranty is legal, valid, binding and enforceable against the Undersigned in accordance with its terms, subject at all times to matters of bankruptcy and insolvency and other laws affecting the enforcement of creditors' rights.

5.   COVENANTS.  The Undersigned agree and covenant that:

     (a) Subject to SECTIONS 19 and 20 of this Guaranty, the liability of the Undersigned shall in no way be affected, diminished or released by any of the following: (i) any extension of time or forbearance that may be granted by the Authority to the Company or to any of the Undersigned; (ii) any waiver by the Authority under the

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Contract; (iii) by reason of any change or modification in the Contract; (iv)
by the acceptance by the Authority of additional security or any increase, substitution or changes therein; (v) by the release by the Authority of any security or any withdrawal thereof or decrease therein; or (vi) by the failure or election by the Authority to pursue or not to pursue any remedies it may have against any of the Undersigned or against the Company or any of the general partners of the Company under the Contract;

     (b) The Authority may at any time enter into agreements with the Company to amend and modify the Contract and may waive or release any provision or provisions thereof and, with reference thereto, may make and enter into any such agreement or agreements as the Authority may deem proper or desirable, all without any notice to or further assent from the Undersigned and without in any manner impairing or affecting this Guaranty or any of the respective rights of the Authority hereunder;

     (c) Subject to SECTIONS 2, 19, and 20 of this Guaranty, nothing contained herein or otherwise shall prevent the Authority from pursuing concurrently or successively all rights and remedies available to the Authority pursuant to any document or agreement or in law or in equity and against any persons, firms or entities whatsoever (and particularly, but not by way of limitation, the Authority may exercise any other rights available to it under the Contract or any other agreement, instrument of security), and the exercise of any of its rights or the completion of any of its remedies shall not constitute a discharge of the Undersigned's obligations hereunder, it being the purpose and intent of the Undersigned that, subject to the terms and provisions of this Guaranty, their obligations hereunder shall be absolute, independent and unconditional under any and all circumstances whatsoever;

     (d) The liability of the Undersigned hereunder or any remedy for the enforcement thereof shall in no way be affected by (i) the release or discharge of the Company, or any general partner of the Company, in any creditors', receivership, bankruptcy or other proceedings; (ii) the impairment, limitation or modification of the liabilities of the Company or any general partner of the Company under the Contract or of any remedy for the enforcement thereof, or the estate of the Company or any such general partner in bankruptcy, resulting from the operation of any present or future provision of the federal bankruptcy

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act or other statute or from the decision in any court; (iii) the rejection or disaffirmance of the Contract in any such proceedings; (iv) the cessation from any cause whatsoever of the liability of the Company or any such general partner to the Authority; or (v) any defense, current or future, of any of the Undersigned to any action, suit or proceeding at law or otherwise, that may be instituted on this Guaranty other than one based upon: (A) non-fulfillment by the Authority of a material obligation to be performed by the Authority pursuant to this Guaranty or the Contract, (B) the applicability of SECTIONS
2, 19 or 20, or (C) any judicial determination that the Authority lacked the legal capacity to enter into the Contract; and

     (e) It shall pay all costs and expenses of any kind whatsoever (including, without limitation, court costs and all reasonable fees and expenses of the Authority's attorneys, whether or not such attorneys are employees of the Authority) that may be incurred by the Authority in enforcing the obligations of the Company under the Contract or, the Undersigned, or any thereof, hereunder. The Undersigned's obligation to pay the costs and expenses set forth in this subsection (e) shall not be subject to the limitations or provisions of SECTION 20 hereof.

6.   WAIVERS.  The Undersigned hereby expressly irrevocably waive:

     (a) Notice of acceptance of this Guaranty by the Authority, and any and all notice and demands of every kind that may be required to be given by any statute or rule or law except any specifically required by this Guaranty;

     (b) Any defense arising by reason of any incapacity, lack of authority, death or disability of any other person or entity (except the Authority) or the failure of the Authority to file or enforce a claim against any person or entity in any administrative, bankruptcy or other proceeding;

     (c) Presentment, demand, notice of dishonor, protest and all other notices (except as specifically required in the Contract or herein) whatsoever;

     (d) Any right to enforce any remedies or to participate in any security the Authority now has, or later may have, against the Company, whether by subrogation or otherwise;

     (e) Any obligation the Authority might otherwise have to disclose to the Undersigned any facts the Authority now or hereafter may know or have reasonably available to it regarding the Company or its financial condition, whether or not the Authority has a reasonable opportunity to communicate such facts or has reason to believe that any such facts are unknown to the Undersigned or materially increase the risk to the Undersigned beyond the risk the Undersigned intend to assume hereunder. Each of the Undersigned shall be fully responsible for keeping informed of the financial condition of the Company and of all other circumstances bearing upon the risks of non-payment or non-performance of the Company under the Agreement;

     (f) Any defense based on an election of remedies by the Authority, whether or not such election may affect in any way the recourse, subrogation or other rights of the Undersigned against the Company or any of its partners;

     (g) All diligence in collection or protection of or realization upon or enforcement of the Company's Contract obligations, except for its Article 2 obligations, any other obligation hereunder, or any security for or guaranty of any of the foregoing, and any and all formalities that otherwise might be legally required to charge the Undersigned with Liability; and

     (h) Any lien, security interest or charge on the Plant Site or the Project, the equipment and personal property located thereon, all rights therein and thereto, the revenue and income to be realized therefrom, or on any proceeds or products of any thereof, which the Undersigned, or any thereof, may have or obtain as a result of the Authority's enforcement of this Guaranty.

     7. EFFECT OF THE AUTHORITY'S DELAY OR ACTION. No delay on the part of the Authority in the exercise of any right or remedy under this Guaranty or the Contract or any other related contract or instrument shall operate as a waiver thereof, and no single or partial exercise by the Authority of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action by the Authority permitted hereunder shall in any way affect or impair the rights of the Authority and the obligations of the Undersigned under this Guaranty, provided, however, that the Undersigned shall be entitled to enforce, and the Authority shall be bound by, the obligations of the Authority under the Contract and any other related contract or instrument so long as the Undersigned shall perform their obligations, or cause their obligations to be performed, hereunder.

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     8.   CONTINUING GUARANTY.  Subject to SECTIONS 2, 19 and 20, this
Guaranty shall in all respects be a continuing, absolute, irrevocable and unconditional guarantee, and shall remain in full force and effect and shall be binding upon the heirs, personal representatives, successors and assigns of the Undersigned, and shall inure to the benefit of the respective successors and assigns of the Authority. All references herein to the Company, its general partners or the Undersigned shall be deemed to include the respective successors and assigns of same, the case may be.

     9. CERTAIN PERMITTED ACTIONS OF THE AUTHORITY. The Authority may from time to time, in its sole discretion and without notice to any of the Undersigned, take any of the following actions without in any way affecting the obligations of any of the Undersigned: (a) obtain a security interest in any property with the Company's consent or agreement to secure any obligation hereunder; (b) enforce this Guaranty against any of the Undersigned, whether or not the Authority shall have (A) proceeded against the Company or any of the other Undersigned or any other party primarily or secondarily obligated or
(B) resorted to or exhausted any other remedy or any other security or collateral; and (c) enforce any other rights under the Agreement.

     10.  TIME OF ESSENCE.  Time is of the essence of this Guaranty.

     11. NO MODIFICATION WITHOUT WRITING. This Guaranty may not be modified, amended, revised, revoked, terminated, changed or varied in any way whatsoever except by the express terms of a writing signed by the party or parties sought to be bound thereby.

     12. NOTICES. All notices required or permitted pursuant to this Guaranty shall be in writing and shall be deemed given when personally delivered, or on the third day after being posted by certified or registered mail, return receipt requested, postage prepaid, to the party to be notified and marked to the following Person's attention at the following address (or to such other address as a party may specify by notice given to the other party pursuant to this provision):

        If to the Undersigned:            Trigen Energy Corporation
                                          1 Water Street
                                          White Plains, New York 10601
                                          Attention:  President

                                          Peoples Energy Corporation
                                          122 South Michigan Avenue
                                          Room 217
                                          Chicago, Illinois 60603
                                          Attention:  President

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     with a copy to:                      Peoples Energy Corporation
                                          122 South Michigan Avenue
                                          Room 217
                                          Chicago, Illinois 60603
                                          Attention:  General Counsel

     If to the Authority:                 Metropolitan Pier & Exposition
                                            Authority
                                          2301 South Lake Shore Drive
                                          Chicago, Illinois 60616
                                          Attention:  General Counsel

     13. GOVERNING LAW. This Guaranty has been executed and delivered at Chicago, Illinois, and shall be construed in accordance with and governed by the laws of the State of Illinois. The Undersigned irrevocably (a) agree that any suit, action or other legal proceeding relating to this Guaranty may be brought only in the Circuit Court of Cook County or in the Northern District of Illinois; (b) consent to jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which the Undersigned may have to laying of venue in any such court; and (d) agrees to join the Authority in any petition for removal to either such court. The Undersigned hereby irrevocably waive, and agree not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action or proceeding, to the fullest extent permitted by applicable law, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Guaranty or the subject matter hereof may not be enforced in or by such court, and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter of delay the levy, execution or collection of any amount to which the Authority or its successors or assigns are entitled pursuant to the final judgment of any court having jurisdiction; PROVIDED, HOWEVER, that this sentence shall not be construed as a waiver of any requirement of service of process. The Undersigned irrevocably consent to the service of process of the aforementioned court in any such action or proceeding by the mailing of copies thereof by certified or registered mail, postage prepaid, return receipt requested to the Undersigned at its address set forth in SECTION 12 hereof, as such address may be changed from time to time in accordance with such SECTION 12. Nothing herein shall affect the right of the Authority to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Undersigned in any other jurisdiction in which the Undersigned may be subject to suit.

     14. INDEPENDENT OBLIGATIONS. The obligations of the Undersigned hereunder are independent of the obligations of the Company. In the event of any default hereunder, the Authority may

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institute a separate action against the Undersigned  with or without joining or instituting a separate action against the Company.

     15. CUMULATIVE. All rights and remedies of the Authority and all obligations of the Undersigned under this Guaranty are cumulative. In addition, the Authority shall have all rights and remedies available to it at law or equity for the enforcement of this Guaranty.

     16. SEVERABILITY. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity , without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     17.  JOINT AND SEVERAL OBLIGATIONS.  All obligations of the
Undersigned under this Guaranty are acknowledged to be joint and several obligations of each of the Undersigned.

     18. LEGAL TENDER OF UNITED STATES. AlI payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

     19.  TERMINATION OF GUARANTY.

     (a) The guaranties set forth herein, and all liabilities and obligations of the Undersigned under this Guaranty in connection with such guaranties, except as provided in Paragraph (b) below, shall terminate upon the earlier of: (i) the Authority's failure for a period of six (6) months after receipt of written notice from the Company to pay any material amount due and owing to the Company for Service under the Contract; or (ii) the expiration of the Energy Service Term or the term of the Operating Agreement, as the case may be.

     (b) Notwithstanding the provisions set forth in paragraph (a), of this
     SECTION 19 or in SECTION 2, the guaranties set forth herein in respect to all events or circumstances occurring or arising prior to the date of such termination and all liabilities and obligations of the Undersigned in connection therewith shall continue until the Undersigned has paid to the Authority all such costs and expenses.

     20. GUARANTY LIMITATION. Notwithstanding any other provision of this Guaranty, except for the liabilities of the Undersigned arising under SECTIONS 2, 3 and/or 5(E), the liability of the Undersigned under this Guaranty shall in no event exceed in aggregate the cap amount of $11 Million (such amount, as reduced

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from time to time as a consequence of payments made by the Undersigned to the
Authority in respect of liabilities subject to such cap amount is herein called the "AVAILABLE SERVICE GUARANTY CAP AMOUNT").

     21. PAYMENTS UPON INSOLVENCY. Upon the occurrence of an Insolvency with respect to the Company, in addition to the Authority's rights and remedies under the Contract, at law and in equity, the Undersigned shall pay upon demand by the Authority an amount equal to the then current Available Service Guaranty Cap Amount. The Undersigned and the Authority acknowledge and agree that in the event of such a Default, the foregoing payment by the Undersigned constitutes agreed upon liquidated damages as between the Authority and the Undersigned for damages that will result to the Authority as a consequence of such Company Insolvency, and that no part of such payment includes any penalty amount.

     IN WITNESS HEREOF, the Undersigned have duly executed this Guaranty as of the date first written above.


                                    PEOPLES ENERGY CORPORATION



Attest:                             By:/S/ J B HASCH
                                       -------------------------
  /S/ PETER KAUFFMAN               Name:J. B. HASCH
  ------------------------              ------------------------
Assistant Secretary                 Title:PRESIDENT
                                          ----------------------


                                    TRIGEN ENERGY CORPORATION

                                    By:/S/ MICHAEL WEISER
                                       -------------------------
                                    Name:MICHAEL WEISER
                                         -----------------------
                                   Title:VICE PRESIDENT
                                         -----------------------